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                                                                   Exhibit 10.83

                                                    Letter Contract No. SHB 1014
                                                    Modification No.          21
                                                    Date:          July 22, 1998


To:                                                 From:
The Boeing Company                                  SPACEHAB, Inc.
499 Boeing Blvd.                                    1595 Spring Hill Road
P. O. Box 24002                                     Suite 360
Huntsville, AL 35824-6402                           Vienna, VA 22182

Attn:             Doyle McBride
                  Senior Contracts Administrator


Dear Mr. McBride:

Letter Contract No. 1014 is hereby amended as follows:

1. Paragraph 1 is deleted in its entirety and replaced with the following:

"1. SPACEHAB, Inc. ("SPACEHAB"), hereby commercially contracts with McDonnell Douglas Aerospace - Huntsville (hereinafter referred to as "MDA-Huntsville" or "Seller"), a division of the McDonnell Douglas Corporation, a wholly-owned subsidiary of the Boeing Company, for the following:

          a. The performance of all integration and operations tasks required to successfully complete 4 SPACEHAB science missions (1 single module mission and 3 double module missions) and 2 SPACEHAB cargo double module missions (Multiple Mission Integration and Operations (MM I/O
                    Tasks)). The definitized contract will include options for 3 additional cargo double module missions that may be executed in accordance with the definitized schedule. For ISS logistics missions, NASA has requested that equipment stowed in soft stowage bags be transferred in the bags to the appropriate location onboard the ISS for stowage. NASA's preferred bag is similar to the Collapsible Transfer Bags
                    (CTB) currently used for Mir resupply missions. SPACEHAB, Inc. (SHI) has agreed to transfer bags (including existing bags, if appropriate) to the ISS and to provide the new CTB-like bags for use on ISS logistics missions.
                    Accordingly, SHI will provide the new bags to Boeing Huntsville for inclusion in the SH inventory in accordance with the provisions for SHI Furnished Equipment
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                                                     Letter Contract No. SHB1014
                                                             Modification No. 21
                                                                    22 July 1998


                    (SFE) to be included in the new Multiple Mission Integration and Operations Contract (MMIOC). Boeing Huntsville is requested and authorized to modify mission planning for the STS-96 mission to include maximum use of the new bags (half, single, and double MLVE sizes). Assume bags in each size are available in sufficient quantity to meet the optimum packing arrangement. Additionally, the contents of each bag are to be grouped as much as possible, in accordance with their destination location on the ISS.

          b. Initiation of effort to enhance cargo carrying capability of the SPACEHAB module consistent with capabilities presented to SHI on 28 August 1997 as follows: i) Ceiling stowage system is desired for use on STS-95 (2 bags are required). Use best efforts for partial system capability (2 bags) for use on STS-91. Provide a firm quotation for 1 set of ceiling enhancement hardware within 150 days from the date of Modification 01 to this Letter Agreement and ii) Rack front stowage system (along with ceiling system) is required for use on STS-96. Provide a firm quotation for 3 sets of rack enhancement hardware within 180 days from the date of Modification 01 to this Letter Agreement.

          c. (i) Stop work on all effort in support of initiation of effort to design, develop, build, and certify a roof-top stowage adapter plate system, as described to SHI on 6 November 1997 as directed by Modification No. 03 dated 19 November 1997 and provide a status of contract change effort through the date of this Modification No. 07.

                    (ii)(a) Develop requirements, preliminary interface definition, and a list of technical questions for the Strella payload. These requirements are to be transmitted to SPACEHAB, Inc. for use in their technical interchange meetings with the Russians.

                        (b) Design, analyze, fabricate, and install the necessary rooftop adaptive structure for the Strella payload on STS-96 as determined based on the above noted requirements and subsequent technical interchange meetings with Boeing, SPACEHAB, Inc., NASA and the Russian Strella payload representatives. Provide a firm quotation for this effort by 3 April 1998.

          d. Initiation of effort to design, develop, build, and certify the necessary hardware to accommodate the Experiment Water Pump Package in a SPACEHAB double rack. This capability is required for STS-95. Provide a firm quotation with prices for 1, 2, or 3 sets of this within 90 days of the date of Modification 03 to this Letter Agreement.

          e. Initiation of effort to design, develop, build, and certify new MGSE for the 27.14 inch tunnel as described to SHI on 7 November 1997. This equipment is required to process STS-95. Provide a firm quotation for this
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                                                     Letter Contract No. SHB1014
                                                             Modification No. 21
                                                                    22 July 1998


                    effort within 90 days of the date of Modification 03 to this Letter Agreement.

          f. Initiation of the effort to perform the following tasks under WBS 9.1.9.5.2 Flight Systems:

                    (i) 9.1.9.5.2.1 Logistics Double Module Enhancements. This element contains the labor effort necessary to identify, evaluate, and recommend ways to enhance the cargo carrying capability of the Logistics Double Module.

                    (ii) 9.1.9.5.2.2 Research Double Module Enhancements. This element contains the labor effort necessary to identify, evaluate, and recommend ways to enhance the capability of the Research Double module to accommodate new payloads and improve accommodations for existing payloads.

                    (iii) 9.1.9.5.2.3 Integrated Cargo Services. This element contains the labor effort necessary to evaluate future storage/cargo requirements associated with the International Space Station and determine proposed solutions considering all SPACEHAB assets. This element includes studies, evaluations, and support of the new SPACEHAB provided Integrated Cargo Carrier assets.

          g. Initiation of effort to provide payload optional services for STS-95 including the design and development of a triple mounting plate for BioBox and the design and development of a double mounting plate for MGBX. Provide a firm quotation for this effort within 90 days of this modification.

          h. Initiation of effort to upgrade the existing engineering prototype SCU unit for use as flight spare on STS-95 and provide a firm quotation for this effort within 90 days of this modification.

          i. Initiation of effort to perform a GTS Win NT upgrade as proposed in Supplement No. 1.

          j. Initiation of the effort to perform the following tasks under WBS 9.1.9.5.3 Microgravity and Life Sciences:

                    (i) Microgravity and Life Sciences Payload Assessments. This element contains the effort necessary to identify and characterize potential new internal and external microgravity and life sciences payload customers and requirements for the International Space Station (ISS) and the Space Shuttle Program (SSP). This effort includes experiment integration assessments with respect to safety and unique integration hardware and attendant experiment hardware modifications. Assessments may include development of payload accommodation requirements, performance of payload resource utilization analyses, and development of ROM estimates for unique hardware modifications and integration elements.

          k. Initiation of the effort to perform the following task under WBS 9.1.9.3.4:
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                                                     Letter Contract No. SHB1014
                                                             Modification No. 21
                                                                    22 July 1998


                    (i) Procure critical long lead material for the Docking Double Module. This effort includes the procurement of 2 aluminum ingots from Alenia's European supplier to protect the critical path raw material required to produce the DDM FU-5 end ring forgings.

                    The period of performance of this effort is 6 February 1998 through 30 June 1998. The NTE for this effort is $170,000.

          l. Initiation of effort under WBS 9.1.9.3.1 to support training in Germany for the FAST experiment on STS-95. Labor for training is considered in scope to WBS 9.1.9.2.1. This modification authorizes the travel costs of Boeing personnel. Provide a firm quotation for this effort within 60 days of the date of this modification. The NTE for this effort is $25,000.

          m. Initiation of effort under WBS 9.1.9.3.1 to perform the additional task of preparing Phase III Flight Safety Data Packages for the SSD-MOMO and APCF experiments. The experimenter organizations will furnish supporting data as requested by Boeing in a timely manner for enabling this activity. Provide a firm quotation for this effort within 60 days of this modification. The NTE for this effort is $15,000.

          n. Initiation of effort under WBS 9.1.9.3.4 to provide the additional experiment transportation containers required to meet STS-95 requirements. Provide a firm quotation for this effort within 60 days of this modification. The NTE for this effort is $20,000.

          o. Initiation of effort under WBS 9.1.9.3.4 to upgrade the SPACEHAB crew trainer module assembly at the SPPF. The upgrades are to be in accordance with the plan reviewed with SPACEHAB on 26 March 1997. It is highly desirable that the modifications be completed prior to the STS-95 crew training scheduled in July 1998. Please provide a firm quotation for this effort within 60 days of this modification. The NTE for this effort is $50,000.

          p. Initiation of effort under WBS 9.1.9.1 to provide 40 new experiment battery packs and 4 chargers. Labor for this effort is considered in scope to WBS 9.1.9.1. This modification authorizes materials and procurement. The new batteries are required to support the STS-95 processing schedule. Please provide a firm quotation for this effort within 60 days of this modification. The NTE for this effort is $50,000.

          q. Initiate effort under WBS 9.1.9.3.3 to integrate the LeRC Combustion Module (CM) experiment in STS-107. Please provide a firm quotation for this effort within 90 days of this modification. The NTE for this 90 day effort is $100,000.

          r. Initiate effort under WBS 9.1.9.3.3 to integrate the MSFC Volatile Removal Assembly/Vapor Compression Distillation (VRA/VCD) experiment in STS-107. Please provide a firm quotation for this effort within 90 days of this modification. The NTE for this 90 day effort is $100,000.
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                                                     Letter Contract No. SHB1014
                                                             Modification No. 21
                                                                    22 July 1998


          s. Initiate effort under WBS 9.1.9.3.3 to integrate the rack mounted and aft module subfloor pallet mounted ISS ORUs as defined in the baselined STS-96 MRAD. Please provide a firm quotation for this effort within 90 days of this modification. The NTE for this 90 day effort is $100,000.

          t. Initiate effort to provide all program sustaining labor, travel, materials, vendor services, and other sustaining services under this contract beginning 1 June 1998. Provide a firm quotation for the impact of this modification within 60 days of the date of this modification.

          u. Initiate effort under WBS 9.1.9.3.4 to upgrade the current SPACEHAB EGSE at the SPPF to enable the system to function past the year 2000. The initial efforts are to include refinement of the EGSE system upgrade concept; definition of physical configuration and cable modification requirements; draft changes to system requirements documentation; and identification and procurement of software development tools. Provide a firm quotation for the EGSE upgrade effort within 90 days of this modification. The NTE for this 90 day effort is $80,000.

          v. Initiate effort under WBS 9.1.9.3.4 to provide a new tunnel configuration for STS-96. This new configuration results from the addition of existing tunnel segment(s) to move the module further aft in the cargo bay and is intended to eliminate planned ballast and provide additional payload capability to the ICC. Perform detailed engineering assessment of the new tunnel structural compatibility to include stress analysis of struts, trunnions, tunnel cylinder, and rings. Evaluate Orbiter compatibility of tunnel and ICC sharing payload bridges, including assessment of compatibility of the tunnel and ICC fittings with the orbiter latches. Evaluate rotation of 27.51 tunnel segment to disable existing duct/plenums and the addition of drag-on ducts. Determine modifications required, including any structural modifications, outfitting changes, and new MLI sections. Verification of the structural compatibility is required ASAP for use in STS-96 mission planning. Provide a detailed schedule and firm quotation and firm quotation to support the STS-96 mission within 60 days of this modification. The NTE for this 60 day effort is $30,000.

          w. Initiate effort under WBS 9.1.9.3.2 to support NASDA's BRIC in-module plant growth activities (test planning and test execution) in the SPPF beginning Thursday, June 25 and completing no later than midnight Saturday, June 27, 1998. The NTE for this effort is $11,000.

          x. Initiation of the effort to perform the following tasks under WBS 9.1.9.5.1 Operations:

                    (i) 9.1.9.5.1.2 Payload Development. This element contains effort necessary to support SHI in the development of new payload customers. This includes identification of potential new
                              customers, development of their requirements and accommodation studies.
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                                                     Letter Contract No. SHB1014
                                                             Modification No. 21
                                                                    22 July 1998


          y. Under WBS 9.1.9.2, Mission Recurring, perform STS-107 pre-mission integration efforts as follows:

                    (i) Develop mini-MRAD based on the commercial payloads identified to date. Provide a firm quotation within 90 days. The NTE for this 90 day effort is $50,000.

          z. Initiate the effort to accommodate Spacelab equipment provided by NASA. This initial effort consists of the following tasks:

                    (i) Coordinate the shipping/receiving of hardware from NASA with SPACEHAB, Inc, NASA-KSC, and NASA REALMS program office; (ii) determine what NASA has delivered to the SPPF by part number and quantity;
                              (iii) Determine if any hardware items are not to be kept by SPACEHAB (returned to NASA or scrapped/sold). Implement return to NASA or scrap as necessary; (iv) Enter the hardware in a tracking database; (v) Place retained hardware in appropriate storage; (vi) Determine documentation required for proper use of retained hardware (ADP, handling/constraints, operations manuals, etc...). Provide a firm quotation for this effort within 60 days of this modification. The NTE for this effort is $15,000.

          aa. Proceed with the repair of PPRV #1 (s/n 2665-0001-13) and return it to inventory as soon as possible. Provide a firm quotation for this effort within 60 days of this modification. The NTE for this effort is $18,000.

          bb. Initiate effort to modify the VFEU experiment water loop plumbing to increase the VFEU inlet water temperature to within the range of 10(Degree) - 25(Degree)C. Provide a firm quotation for this effort within 90 days of this modification. The NTE for this total effort is $45,000.

          cc.       Proceed with the effort to perform the tasks under WBS
                    9.1.9.5.2 Flight Systems for the period 1 July 1998 through 31 June 1999.

          dd. Initiate effort to provide new tools for two additional RDM cable building workstations. Please provide a firm quotation for this effort within 30 days of this modification. The NTE for this 30 day effort is $18,000."


Paragraph 3 is deleted in its entirety and replaced with the following.

"3. The maximum amount (including, but not limited to, a reasonable amount for termination costs and for 12 percent fee) for which SPACEHAB shall be liable under this letter contract is $13,769,507.00 for the effort described in Paragraph 1.a; $235,000.00 for the effort described in Paragraph 1.b; $90,000.00 for the effort described in Paragraph 1.c.; $45,000.00 for the effort described in Paragraph 1.d.; $60,000.00 for the effort described in Paragraph 1.e.; $25,000.00 for the effort described in Paragraph 1.f.(i); $100,000.00 for the effort described in Paragraph 1.f.(ii); $630,000.00 for the effort described in Paragraph 1.f.(iii); $45,000 for the effort described in Paragraph 1.g.; $15,000.00 for the effort described in Paragraph 1.h.; $20,700 for the effort described in Paragraph 1.i.; $75,000 for


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                                                     Letter Contract No. SHB1014
                                                             Modification No. 21
                                                                    22 July 1998


the effort described in Paragraph 1.j.(i); $170,000 for the effort described in Paragraph 1.k.; $25,000 for the effort described in Paragraph 1.l; $15,000 for the effort described in Paragraph 1.m; $20,000 for the effort described in Paragraph 1.n.; $50,000 for the effort described in Paragraph 1.o.; $50,000 for the effort described in Paragraph 1.p.; $100,000 for the effort described in Paragraph 1.q.; $100,000 for the effort described in Paragraph 1.r.;$100,000 for the effort described in Paragraph 1.s.; $600,000 for the effort described in Paragraph 1.t.; $80,000 for the effort described in Paragraph 1.u.; $30,000 for the effort described in Paragraph 1.v.; $11,000 for the effort described in Paragraph 1.w.; $225,000 for the effort described in Paragraph 1.x.(i); $50,000 for the effort described in Paragraph 1.y.; $15,000 for the effort described in Paragraph 1.z; $18,000 for the effort described in Paragraph 1.aa; $45,000 for the effort described in Paragraph 1.bb; $155,000 for the effort described in Paragraph 1.cc. and $18,000 for the effort described in Paragraph 1.dd."


Except as hereby modified, all conditions of said contract as heretofore modified, remain unchanged and in full force and effect.

Contractor is directed to account for costs in such a manner as to allow visibility into the costs of effort authorized in this change order.

Please acknowledge receipt of this Change Notice by returning the acknowledgment copy (within l0 days of receipt) signed with date of receipt indicated.


------------------                          ----------------------------------
Nelda Wilbanks                              McDonnell Douglas Corporation,
SPACEHAB, Inc.                              A Wholly-Owned Subsidiary of
                                            The Boeing Company